UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2011 (September 21, 2011)

Centrue Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-28846	36-3145350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Bonhomme Avenue St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 505-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2011, Centrue Financial Corporation (the “Company”) reported the appointment of current Centrue Bank Vice President and Controller, Kevin Alsvig, as Chief Financial Officer of the Company and Centrue Bank, thereby assuming the duties of Kurt R. Stevenson who was recently appointed President and Chief Executive Officer of the Company and Centrue Bank. This amendment to the Current Report on Form 8-K is being filed to report that Daniel R. Kadolph (and not Kevin Alsvig) will assume Mr. Stevenson’s duties as Chief Financial Officer of the Company and Centrue Bank on an interim basis effective immediately. Mr. Alsvig will continue his current duties as Vice President and Controller of Centrue Bank.

Daniel R. Kadolph formerly served as Executive Vice President, Chief Administrative and Financial Officer of Midwest Banc Holdings, Inc., Melrose Park, Illinois from 2000 to 2008. Since 2008, Mr. Kadolph has provided financial and accounting services as an independent contractor/consultant to various community banks throughout Illinois.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRUE FINANCIAL CORPORATION (Registrant)

By:	/s/ Kurt R. Stevenson
Kurt R. Stevenson, President and Chief Executive Officer

Dated: November 3, 2011